Exhibit 107.1

Calculation of Filing Fee Tables

424(h)

(Form Type)

Santander Drive Auto Receivables LLC

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant: 0001383094

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)	$1,992,161,985.63	100%	$1,992,161,985.63	0.0001531	$305,000.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$2,004,740,757.68(3)		$306,925.81

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$1,925.81

	Net Fee Due							$305,000.00

(1)

The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-261901).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

A registration fee of $1,925.81 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on October 10, 2024 related to the Registration Statement, corresponding to $12,578,772.05 of Asset-Backed Securities registered under the Registration Statement. The proposed maximum aggregate offering price set forth herein reflects the sum of such amount and $1,992,161,985.63 of Asset-Backed Securities registered hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Santander Drive Auto Receivables LLC	424(h)	333-261901	10/10/2024		$1,925.81	Asset-Backed Securities	Asset-Backed Notes	$12,578,772.05	$12,578,772.05

Fee Offset Sources	Santander Drive Auto Receivables LLC	SF-3	333-261901		12/27/2021						$1,925.81

(4)	The Registrant has completed the offering related to the unsold securities for which a filing fee of $1,925.81 was previously paid on October 10, 2024.